UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2007
READY MIX, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)

001-32440 (Commission File Number)	86-0830443 (IRS Employer Identification No.)

3430 E. Flamingo Rd Suite 100, Las Vegas, NV (Address of principal executive offices)	89121 (Zip Code)
Registrant’s telephone number, including area code: (702) 433-2090
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 12, 2007, the board of directors (the “Board”) of Ready Mix, Inc. (the “Company”) amended and restated the Company’s bylaws (the “Amended Bylaws”) effective as of such date. The amendments to the bylaws were made to update the the Company’s prior bylaws (the “Prior Bylaws”) to give the Board operating flexibility and to change a provision redundant with Nevada law.
     The following is a description of the two differences between the Amended Bylaws and the Prior Bylaws:
1. The Amended Bylaws do not state a specific time limit within which the directors must hold the annual meeting. Nevada law states that the directors shall have the authority to set the time, date, and place of the annual meeting and that if the Company fails to elect directors within 18 months after the last election required by Nevada law, one or more stockholders holding stock entitling them to exercise at least 15 percent of the voting power can order the election of directors at an annual meeting. The Prior Bylaws stated simply that the meeting would be held “annually”.
2. The Amended Bylaws allow the Board to create special committees of one or more members of the Board. The Prior Bylaws required two Board members on any special committee of the Board.
     The foregoing description is qualified in its entirety by the amended and restated bylaws, a copy of which are attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws of Ready Mix, Inc., dated as of February 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Mix, Inc.

Date: February 13, 2007	By:	/s/ Clint Tryon
Clint Tryon
Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.